Securities and Exchange Commission

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



August 19, 1999                                  0-21845
Date of report (Date of earliest event           Commission File Number
reported)

                     Wilshire Financial Services Group Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                         93-1223879
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification
                                                  Number)


                   1776 SW Madison Street, Portland, OR 97205
               (Address of principal executive offices)(Zip Code)

                                 (503) 223-5600
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENT.

         On August 19, 1999, Wilshire Financial Services Group Inc. ("WFSG" which, along with its subsidiaries, is referred to herein as the "Company") notified its Chief Executive Officer, Andrew Wiederhorn and its President, Lawrence Mendelsohn of its intention to terminate their employment with the Company for cause effective at the close of business on September 2, 1999 and suspended them from their duties as employees of the Company effective August 19, 1999 through September 2, 1999.

         On August 24, 1999, Kevin Kelly announced that he was resigning from his position as interim Chief Executive Officer and a director of First Bank of Beverly Hills, F.S.B., a subsidiary of WFSG.

Item 7   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)   Exhibits

               99.1     Press Release dated August 19, 1999.

                                                                 EXHIBIT 99.1

Thursday August 19, 6:48 pm Eastern Time
Company Press Release Statement From the Board of Directors of Wilshire Financial Services Group Inc.

PORTLAND, Ore.--(BUSINESS WIRE)--Aug. 19, 1999--Wilshire Financial Services Group Inc. (Nasdaq: WFSG - news), today announced the suspension of its Chief Executive Officer, Andrew Wiederhorn and its President, Lawrence Mendelsohn from their duties as employees of the company. The company has recently emerged from bankruptcy; its plan of reorganization became effective on June 10, 1999. As part of the restructuring of the company approved by the Bankruptcy Court, several new independent directors were appointed to the company's Board, constituting, in the aggregate, a majority of the new Board. After evaluating the existing management of the company, the Board today resolved that it would be in the best interests of the company to suspend Messrs. Wiederhorn and Mendelsohn from their duties as employees of the company for approximately two weeks. During the next two weeks, the Board will have the opportunity to consider significant issues relating to the leadership and strategic direction of the company, including whether the interests of the company would be best served by the appointment of new management. In the interim, the Board has contracted the services of a consultant to advise the Board on the day-to-day affairs of the company.

For more information contact: Olga Haley or Becky Warner Power Public Relations 503/590-6999 or 503/780-5007

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WILSHIRE FINANCIAL SERVICES
                                             GROUP INC.



Date:  August 25, 1999                     By: /s/ Chris Tassos
                                                   Chris Tassos
                                                   Executive Vice President and
                                                    Chief Financial Officer